April 15, 1999


                    Re:   Filing of Amendment to Schedule 13D
                          ___________________________________


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                 On behalf of Blackstone Real Estate Acquisitions III L.L.C., Blackstone Real Estate Advisors III L.P., BRE Advisors III L.L.C., BRE/Berkshire GP L.L.C., BRE/Berkshire LP L.L.C., Peter G. Peterson and Stephen A. Schwarzman (collectively, the "Blackstone Persons"), and pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, we hereby file by EDGAR transmission a copy of Amendment No. 2 to the Schedule 13D of the Blackstone Persons with respect to the shares of common stock of the Berkshire Realty Company, Inc.

                 If you have any questions with respect to the foregoing, please call Brian Stadler at 212-455-3765 or Victoria Deitcher at 212-455-2881.


                                 Very truly yours,


                                 /s/  Simpson Thacher & Bartlett
                                 ------------------------------------
                                 SIMPSON THACHER & BARTLETT